UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 19, 2008
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Address of principal executive offices)	(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 19, 2008, Celsius Holdings, Inc. issued a ten percent secured note for $150,000 to CD Financial, LLC, a company controlled by Carl DeSantis, and also a large stockholder of the company. The note is due in full on December 10, 2008.

On November 26, 2008, Celsius Holdings, Inc. issued another ten percent secured note for $200,000 to CD Financial, LLC. The note is due in full on December 10, 2008. This brings the total secured notes issued to CD Financial in November to the amount of $450,000.

The foregoing description of the notes is qualified in its entirety by reference to the full text of the form of note, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein in its entirety by reference.

Item 9.01	Exhibits

(d) Exhibits.

10.1	Form of secured note issued to CD Financial LLC.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: November 26, 2008	By: /s/Jan Norelid
Jan Norelid
Chief Financial Officer